UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 18, 2002

FIRST INTERSTATE BANCSYSTEM, INC

(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURE

Item 1.	Not Applicable.

Item 2.	Not Applicable.

Item 3.	Not Applicable.

Item 4.	Not Applicable.

Item 5.	Other Events and Regulation FD Disclosure.

First Interstate BancSystem, Inc. announced it is beginning a year-long management transition process. Effective January 1, 2004, after 30 years, Homer A. Scott, Jr. will be stepping down as Chairman of the Company’s Board of Directors. He will, however, remain an active member of the Board. Thomas W. Scott, current Chief Executive Officer of First Interstate BancSystem, Inc., will assume the role of Chairman. Thomas W. Scott will remain active in the oversight of the Company and plans to continue some of his present duties. Lyle R. Knight has been chosen to succeed Thomas W. Scott as President and Chief Executive Officer.

Thomas W. Scott says this is an exciting time for First Interstate. “This is the right time for our Company to move forward, to begin a new chapter full of opportunity and possibility. We anticipate a smooth and seamless transition, ensuring that First Interstate continues to lead the way as one of the premier financial institutions in our region.”

Item 6.	Not Applicable.

Item 7.	Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

Item 8.	Not Applicable.

Item 9.	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2002

FIRST INTERSTATE BANCSYSTEM, INC

By:	/s/ THOMAS W. SCOTT Thomas W. Scott Chief Executive Officer